UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 8, 2021

Trillion Energy International Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55539	47-4488552
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Turan Gunes Bulvari, Park Oran Ofis Plaza, 180-y, Daire:54, Kat:16, 06450, Oran, Cankaya, Ankara, Turkey	06450
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	+90 312 441 80 02

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Private Placement Offering in Canada

On March 8, 2021, Trillion Energy International Inc. a Delaware corporation (the “Company”) closed a non-brokered private placement offering in Canada (the “Canadian Offering”) of up to 10,000,000 of its units (the “Units” and each a “Unit”) at a price of CAD $0.06 per each Unit. Each Unit is comprised of one (1) common share of the Company (the “Common Shares” and each a “Common Share”) and a warrant to purchase one-half of one (1/2) Common Share (the “Warrants” and each a “Warrant”). A Warrant to purchase one (1) Common Share entitles the holder to purchase one Common Share at a price of CAD $0.10 for a period of 24 months from the closing of the Canadian Offering. 8,015,832 Units were sold in the Canadian Offering which generated gross proceeds of CAD $480,950.

Private Placement Offering in the U.S.

On March 8, 2021, the Company also closed a non-brokered private placement offering in the U.S. (the “U.S. Offering”) of up to 10,000,000 of its units (the “Units” and each a “Unit”) at a price of USD $0.05 per each Unit. Each Unit is comprised of one (1) Common Share and a warrant to purchase one-half of one (1/2) Common Share (the “Warrants” and each a “Warrant”). A Warrant to purchase one (1) Common Share entitles the holder to purchase one Common Share at a price of USD $0.08 for a period of 24 months from the closing date of the U.S. Offering. 4,716,160 Units were sold in the U.S. Offering which generated gross proceeds of USD $235,808.

Units Issued for Debt Settlement

On March 8, 2021, the Company settled a total of $265,000 in outstanding debt through the issuance to certain creditors of 4,416,667 debt units (the “Debt Units” and each a “Debt Unit”), at a deemed issue price of CAD $0.06 per Debt Unit (the “Debt Settlement”). Each Debt Unit issued in the Debt Settlement consists of one (1) Common Share and a warrant to purchase one (1) Common Share (the “Warrants” and each a “Warrant”). A Warrant to purchase one (1) Common Share entitles the holder to purchase one Common Share at a price of CAD $0.10 for a period of 24 months from the date of entry into the Debt Settlement.

Arthur Halleran, a related party who is a director and officer of the Company, subscribed for 1,146,667 Debt Units in connection with the Debt Settlement for a total deemed subscription amount of CAD $85,000.

Loan Agreement

On March 8, 2021, the Company entered into a loan agreement (the “Loan Agreement”) in respect of a loan with Flaviu Forgaciu, an arm’s length third party (the “Lender”) in the amount of USD $500,000 (the “Loan”). The Loan has a term of three (3) years from the disbursement date under the Loan (the “Maturity Date”) and shall bear interest at a rate of 15% per annum. Pursuant to the terms of the Loan Agreement the Company may prepay the Loan in whole or in part without any notice or penalty, except that in the event the Company repays the Loan prior to the Maturity Date, the interest paid by the Company to the Lender shall equal no less than USD $37,500 (the “Minimum Interest”). If the Company has not paid the Minimum Interest, such amount shall be paid to the Lender to provide the Lender with an interest total equal to the Minimum Interest. In the event the Borrower has already paid the Minimum Interest amount at the time of repayment, no further interest payment shall be necessary other than amounts accrued pursuant to the Loan. The Loan Agreement contains customary representations, warranties and covenants of the parties thereto.

Additionally, in consideration for the Lender agreeing to make the Loan and entering into the Loan Agreement, and pursuant to the terms of the Loan Agreement, the Company agreed to issue the Lender a warrant to purchase 1,000,000 Common Shares of the Company (the “Bonus Warrants”). The Bonus Warrants, once issued, will have a term of three (3) years from the date of issuance, and will have an exercise price of USD $0.15 per Common Share. The Company intends to use to proceeds of the loan towards general working capital purposes. The foregoing description of the Loan Agreement is qualified in its entirety by reference to the complete terms and conditions of the form of the Loan Agreement a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference into this Item 1.01.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The disclosure set forth under Item 1.01 (Entry into a Material Definitive Agreement) of this Current Report on Form 8-K regarding the Loan Agreement is incorporated herein by reference into this Item 2.03.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The disclosure set forth under Item 1.01 (Entry into a Material Definitive Agreement) of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Units issued in the Canadian Offering were issued in reliance upon the exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

The Units issued in the U.S. Offering were issued in reliance upon the exemption from registration pursuant to Section 4(a)(2) of the Securities Act.

The Units issued in connection with the Debt Settlement were issued in reliance upon the exemption from registration pursuant to Section 4(a)(2) of the Securities Act.

The Bonus Warrants to be issued pursuant to the Loan Agreement will be issued in reliance upon the exemption from registration pursuant to Section 4(a)(2) of the Securities Act.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Loan Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trillion Energy International Inc.

/s/ David Thompson
David Thompson
Chief Financial Officer

Date: March 12, 2021